UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) Of
The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported)
August 16, 2019

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483	47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6280 America Center Dr San Jose, CA		95002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (650) 687-5817

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

❑	Emerging growth company

❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

The information described below under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.” is hereby incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entry into the Credit Agreement described below under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”, Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise) terminated our $4,000,000,000 five-year revolving credit agreement, dated as of November 1, 2015.

Item 2.03	Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

On August 16, 2019, Hewlett Packard Enterprise entered into a revolving credit facility (the “Credit Agreement”), together with the lenders named therein, JPMorgan Chase Bank, N.A. (“JPMorgan”), as co-administrative agent and administrative processing agent, and Citibank, N.A., as co-administrative agent, providing for a senior, unsecured revolving credit facility with aggregate lending commitments of $4,750,000,000. Loans under the revolving credit facility may be used for general corporate purposes.
Commitments under the Credit Agreement will be available for a period of five years, which period may be extended, subject to satisfaction of certain conditions, by up to two, one-year periods.
Borrowings under the Credit Agreement will bear interest at rates per annum, determined, at Hewlett Packard Enterprise’s option, by reference either to an alternate base rate (“ABR Borrowing”) or to LIBOR (“Eurodollar Borrowing”). ABR Borrowings will bear interest at (a) the highest of (i) the prime rate last quoted by the Wall Street Journal, (ii) the Federal Reserve Bank of New York Rate plus one-half of 1% and (iii) one-month LIBOR plus 1%, plus (b) a margin of between zero and 62.5 basis points, depending on the rating of Hewlett Packard Enterprise’s long-term senior unsecured debt. Eurodollar Borrowings will bear interest at (a) the London interbank offered rate for deposits in dollars with a term equivalent to the interest period for such borrowing, plus (b) a margin of between 87.5 and 162.5 basis points, depending on the rating of Hewlett Packard Enterprise’s long-term senior unsecured debt. In addition, Hewlett Packard Enterprise will pay a commitment fee on unused commitments between 7 and 22.5 basis points, depending on the rating of Hewlett Packard Enterprise’s long-term senior unsecured debt.
The Credit Agreement contains various customary covenants that limit, among other things, the incurrence of indebtedness by subsidiaries of Hewlett Packard Enterprise, the grant or incurrence of liens by Hewlett Packard Enterprise and its subsidiaries, and the entry into certain fundamental change transactions by Hewlett Packard Enterprise and its significant subsidiaries. The Credit Agreement contains a covenant pursuant to which Hewlett Packard Enterprise will not permit the ratio of consolidated EBITDA to consolidated net interest expense for any period of four consecutive fiscal quarters to be less than 3.0 to 1.0.

The Credit Agreement includes customary events of default, including events of default relating to non-payment of amounts due under the Credit Agreement, material inaccuracy of representations and warranties, violation of covenants, non-payment or acceleration of other material indebtedness, bankruptcy and insolvency, unsatisfied material judgments and change of control. Under the Credit Agreement, if an event of default occurs, lenders holding a majority of the revolving commitments will have the right to terminate the commitments and accelerate the maturity of any loans outstanding.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1
Five-Year Credit Agreement, dated as of August 16, 2019, among Hewlett Packard Enterprise Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Processing Agent and Co-Administrative Agent and Citibank, N.A., as Co-Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: August 19, 2019	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	General Counsel and Assistant Secretary